EXHIBIT 4.1

COMMON SECURITY CERTIFICATE

          THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.

          EXCEPT AS SET FORTH IN SECTION 8.1 (b) OF THE DECLARATION (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED.

Certificate Number [C-001]	Number of Common Securities: 93

Certificate Evidencing Common Securities
of
Professionals Direct Statutory Trust II

          Professionals Direct Statutory Trust II, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Professionals Direct, Inc. (the "Holder") is the registered owner of 93 common securities of the Trust representing undivided beneficial interests in the assets of the Trust (liquidation amount $1,000 per Common Security)(the "Common Securities"). The Common Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of June 30, 2005, among Stephen M. Tuuk and Stephen M. Westfield, as Administrators, Chase Bank USA, National Association, as Delaware Trustee, JPMorgan Chase Bank, National Association, as Institutional Trustee, the Holder, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

          As set forth in the Declaration, when an Event of Default has occurred and is continuing, the rights of Holder of Common Securities to payment in respect of Distributions and payments upon Liquidation, redemption or otherwise are subordinated to the rights of payment of holders of the Capital Securities.

          By acceptance of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

          By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of undivided beneficial ownership in the Debentures.

          This Certificate and the Common Securities evidenced hereby are governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

          IN WITNESS WHEREOF, the Trust has executed this Certificate June 30, 2005.

Professionals Direct Statutory Trust II

By:
Name:
Title:	Administrator

[REVERSE OF SECURITY]

          Distributions payable on each Common Security will be payable at a fixed rate of 7.785% (the "Fixed Rate") per annum from June 30, 2005 until September 15, 2010 (the "Fixed Rate Period") and thereafter at a variable per annum rate of interest, reset quarterly, equal to LIBOR (as defined in the Declaration) plus 3.625% (the "Variable Rate" and together with the Fixed Rate, the "Coupon Rate") of the stated liquidation amount of $1,000 per Common Security, such rate, such Coupon Rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one Distribution Period will bear interest thereon compounded quarterly at the applicable Coupon Rate for each such Distribution Period (to the extent permitted by applicable law). The term "Distributions" as used herein includes cash distributions, any such compounded distributions and any Additional Interest payable on the Debentures unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. During the Fixed Rate Period, the amount of Distributions payable for any Distribution Payment Period will be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. Upon expiration of the Fixed Rate Period, distributions will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Distribution Period.

          Except as otherwise described below, Distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2005 (each, a "Distribution Payment Date"). Upon submission of Notice, the Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest distribution period for up to 20 consecutive quarterly periods (each such extended interest payment period, together with all previous and future consecutive extensions thereof, is referred to herein as an "Extension Period") at any time and from time to time on the Debentures, subject to the conditions described below and in the Declaration and the Indenture, during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as "Deferred Interest") will accrue at an annual rate equal to the Coupon Rate in effect for each such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law. No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that no Extension Period may extend beyond the Maturity Date, and Redemption Date or Special Redemption Date. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such Extension Period, provided, that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Deferred Interest (except any Additional

Interest that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

          Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust. The Trust's funds legally available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.

The Common Securities shall be redeemable as provided in the Declaration.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

______________________________

______________________________

______________________________

(Insert assignee's social security or tax identification number)

______________________________

______________________________

______________________________

(Insert address and zip code of assignee),

and irrevocably appoints ________ as agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

                    Date:___________________________

                    Signature:_______________________

          (Sign exactly as your name appears on the other side of this Common Security Certificate)

                    Signature Guarantee:1 __________________

_________________________
[1] Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.